Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-20387 on Form S-8 of our report dated February 26, 1997, appearing in this Annual Report on Form 10-KSB of Metro One Telecommunications, Inc. for the year ended December 31, 1996.


DELOITTE & TOUCHE LLP
Portland, Oregon
March 24, 1997